UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-1310094	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 5.02.	Departure of Directors or Principal Officer; Election of Directors.

On April 15, 2008, the Company’s Board of Directors accepted the resignation of John P. Dubinsky as a director of the Company. The resignation described above was as a result of Mr. Dubinsky’s other business and personal commitments and did not result from any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices.

On April 15, 2008, Christopher C. Chapman, M.D. was appointed to the Board as a new director of the Company. The Board has determined that Dr. Chapman qualifies as an “independent” director within the meaning of applicable rules of the NASDAQ Global Market. Dr. Chapman was elected to serve as a Class II director of the Company, and will be required to stand for re-election at the next annual meeting of shareholders. In addition, Dr. Chapman was appointed by the Board to serve as a member of the Company’s Audit Committee, Compensation Committee and the Nominating and Governance Committee. The following is biographical information regarding Dr. Chapman.

Christopher C. Chapman, M.D. has been a Director of our subsidiary, Biovest International, Inc. since March 2004. Dr. Chapman was the Executive Vice President of Medical and Regulatory Affairs and Director of New Business Development (pharmaceuticals) for BioDelivery Sciences International, Inc. (“BDSI”) on a part time basis from October 2000 to November 2004. Dr. Chapman received his M.D. degree from Georgetown University in Washington, D.C. in 1987 where he completed his internship in Internal Medicine. He completed a residency in Anesthesiology and a fellowship in Cardiovascular and Obstetric Anesthesiology at Georgetown University. Since 1995, Dr. Chapman has been a critical care physician on the staff at Doctor’s Community Hospital, Lanham, Maryland. He was most recently President of Chapman Pharmaceutical Consulting. From 1995 to April 2000, Dr. Chapman was Executive Director, Medical Affairs, Quintiles Consulting and a founding Co-Director of Quintiles BRI (QBRI) Medical Affairs, Drug Safety and Medical Writing Departments.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release, dated April 17, 2008, by Accentia Biopharmaceuticals, Inc. titled “Accentia Biopharmaceuticals Announces that After Reviewing Unblinded Results, Independent Data Monitoring Committee Recommends Presenting Data on BiovaxID® to FDA and Worldwide Regulatory Agencies in order to Seek Marketing Approvals for Follicular Non-Hodgkin’s Lymphoma.” A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature, and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K include statements about our product development programs and clinical trials for our BiovaxID® product. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Accentia’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: April 17, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 17, 2008 titled: “Accentia Biopharmaceuticals Announces that After Reviewing Unblinded Results, Independent Data Monitoring Committee Recommends Presenting Data on BiovaxID® to FDA and Worldwide Regulatory Agencies in order to Seek Marketing Approvals for Follicular Non-Hodgkin’s Lymphoma.”

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